File No.


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) JANUARY 29, 1997



                            PENN-AMERICA GROUP, INC.
            (Exact name of registration as specified in this charter)

                          Commission file number 0-9613





        Pennsylvania                                    23-2731409
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)



420 S. York Road, Hatboro, Pennsylvania                        19040
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code:   (215) 443-3600



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                            PENN-AMERICA GROUP, INC.
                                    FORM 8-K

                                JANUARY 29, 1997


Item 5 -

     The Board of Directors of the Registrant, Penn-America Group, Inc. unanimously approved the three-for-two split of the common stock of the Company. The three-for-two split was announced on January 29, 1997 by Penn-America Group, Inc. effective for stockholders of record on February 14, 1997 to be distributed on March 7, 1997. Cash will be paid in lieu of fractional shares based on the closing price of the Company's stock as of the record date. The Company, prior to the announcement of the three-for-two split, distributed an annual cash dividend of $0.16 per share. It is the Company's present intention to maintain the $0.16 per share annual cash dividend at this time. (See Exhibit I Press Release of Stock Split.)

     As of December 31, 1996, prior to the split, the Company had 4,450,754 shares of common stock outstanding. As a result of the stock split announced by the Company in January of 1997, the pro-forma effect of the split on the outstanding stock of the Company at year-end would be to increase the number of shares outstanding by 2,225,377 shares to 6,676,131 shares as of December 31, 1996. Exhibit II reflects the effect of the three-for-two split on the pre-split and post-split balance sheets of the Registrant. All subsequent financial statement information filed by the Registrant will be retroactively adjusted to reflect the three-for-two stock split.





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                            PENN-AMERICA GROUP, INC.
                                    FORM 8-K


                                    EXHIBITS


Exhibit I         January 29, 1997 Stock Split Press Release

Exhibit II Pre-Split and Post-Split Balance Sheets reflecting Three-for-Two Stock Split





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PENN-AMERICA GROUP, INC


                                     By: /s/Rosemary Ferrero
                                         Rosemary Ferrero,
                                         Vice President - Finance
                                         Secretary

Dated: February 3, 1997